UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 12, 2021

ZOMEDICA CORP.
(Exact Name of Registrant as Specified in Charter)

Alberta, Canada	001-38298	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Phoenix Drive, Suite 125, Ann Arbor, Michigan	48108
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (734) 369-2555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Option Grants

On May 12, 2021, the Board of Directors (the “Board”) of Zomedica Corp. (the “Company”) approved an award of options to purchase common shares of the Company (the “Options”) to the Company’s non-employee directors in the following amounts:

Name	Common Share Options
Jeffrey Rowe	1,000,000
Johnny Powers	800,000
Rodney Williams	800,000
Christopher MacLeod	800,000
Christopher Wolfenberg	800,000

 The Options were granted under the Company’s Amended and Restated Stock Option Plan (the “Plan”) and have an exercise price of $0.78 and will vest 25% at the conclusion of each calendar year, with the first tranche vesting on December 31, 2021. The Options expire 10 years from the date of grant subject to earlier termination in accordance with the Plan.

Non-Employee Director Compensation Plan

On May 12, 2021, the Board adopted a non-employee director compensation policy pursuant to which each non-employee director is entitled to receive an annual cash retainer of $25,000, payable quarterly and pro rated for the second quarter.

Separation of Stephanie Morley

On May 14, 2021, Stephanie Morley resigned as President and Chief Medical Officer of the Company.

In connection with her separation, Dr. Morley entered into a separation agreement with the Company (the “Separation Agreement”).  Under the terms of the Separation Agreement, Dr. Morley is entitled to receive (i) a separation payment of $225,000 and (ii) a pro rata portion of her annual cash bonus for 2021. The Separation Agreement also provides that certain stock options held by Dr. Morley became immediately vested upon her separation. Dr. Morley has also agreed to not, without the prior written consent of the Company, lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any common shares of the Company prior to January 1, 2022 other than those shares identified in her pre-existing 10b5-1 Plan.  The Separation Agreement contains a release of claims, as well as an acknowledgment of Dr. Morley’s existing confidentiality and  non-solicitation obligations, pursuant to her employment agreement with the Company (as modified by the Separation Agreement).

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Dr. Morley will also continue as a consultant to the Company, and on May 14, 2021, entered into a consulting agreement (the “Consulting Agreement”) with the Company.  Under the terms of the Consulting Agreement, Dr. Morley will provide consulting services to the Company on an as needed basis for an initial term of twenty-four (24) months.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

On May 17, 2021,  the Company issued a press release announcing, among other things, the separation of Dr. Morley. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Separation Agreement between the Company and Stephanie Morley, dated May 14, 2021
10.2	Consulting Agreement between the Company and Stephanie Morley, dated May 14, 2021
99.1	Press Release, dated May 17, 2021.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA CORP.

Date: May 17, 2021	By:	/s/ Ann Marie Cotter
Name: Ann Marie Cotter
Title: Chief Financial Officer